Exhibit 99.1

Cherokee Global Brands Reports Strong Third Quarter Fiscal Year 2015 Financial Results

•                 Q3 Revenues increase 30% to $8.7 million

•                 Q3 Net income increases 44% to $2.3 million

•                 Q3 EPS increases 42% to $0.27 per diluted share

•                 Year-to-date revenues up 23% to $27.4 million

•                 Year-to-date net income increases 61% to $8.2 million, or $0.96 per diluted share

•                 Cherokee terminates the TESCO license as of January 31, 2015

•                 In advanced negotiations to license the Cherokee brand in the UK and Ireland

SHERMAN OAKS, CA (December 10, 2014) — Cherokee Global Brands (NASDAQ: CHKE), a global marketer of style-focused lifestyle brands, today reported financial results for the third quarter Fiscal Year 2015 ended November 1, 2014.

Revenues for the third quarter increased 30% to $8.7 million, compared with $6.7 million in the prior-year period.  The increase in revenues relates to Tony Hawk signature brands and continued organic growth of Cherokee branded products internationally.

SG&A expenses totaled $4.9 million, a 20% increase from $4.1 million in the prior-year period. The increase in SG&A was due primarily to expenses related to the marketing and design of the Tony Hawk and Cherokee Brands.

Net income totaled $2.3 million, or $0.27 per diluted share, compared with $1.6 million, or $0.19 per diluted share, in the prior year period.

“Cherokee Global Brands continues to achieve strong growth, with third quarter revenues up 30% year-over-year and 23% year-to-date,” said Henry Stupp, Chief Executive Officer. “Furthermore, we have already surpassed our full year Fiscal 2014 EPS results, generating $0.96 per diluted share for the first nine months of Fiscal 2015.”

Mr. Stupp continued, “Our international business, and in particular Asia, Latin America and Canada, continues to make significant strides.  We are transforming from a North American-focused company to a global entity with our namesake Cherokee brand now in over 50 countries and more than 5,000 doors.”

“With unaided consumer awareness of the Cherokee brand in Europe remaining quite high, we are actively exploring other avenues to generate long-term, sustainable growth in the UK and Central Europe. We are currently in advanced negotiations to replace Tesco with other leading retailers in these markets.  We are very excited with the direction our Cherokee brand is headed internationally and look forward to working with new European partners that will take full advantage of our proprietary 360 ° system and make it their priority to sell Cherokee branded products to their customers.”

At November 1, 2014, the Company had cash and cash equivalents of $5.0 million, compared to $3.6 million at February 1, 2014.

Year-to-Date Financial Results

For the nine months ended November 1, 2014 revenues increased 23% to $27.4 million, compared with $22.2 million in the prior-year period.  SG&A expenses totaled $14.8 million, an 8% increase from $13.7 million in the prior-year period. Year-to-date, net income totaled $8.2 million, or $0.96 per diluted share, compared with $5.1 million, or $0.61 per diluted share, in the prior year period.

Conference Call

The Company will host a conference call today at 5:30 a.m. PT / 8:30 a.m. ET.  A slide presentation will accompany the prepared remarks and has been posted along with the webcast link on Cherokee’s website.

To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The earnings call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://www.cherokeeglobalbrands.com.

For those unable to participate during the live broadcast, a replay will be through Wednesday, December 17, 2014, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (International) and use conference ID: 13592634.

About Cherokee Global Brands

Cherokee Global Brands is a marketer and manager of a portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange® and Sideout®, in multiple consumer product categories and sectors around the world. The Company has license agreements with best-in-class retailers and manufacturers covering over 50 countries around the world including Target Stores (U.S. and Canada), Kohl’s (U.S.), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia), Landmark Group’s Max Stores (certain Middle East and North Africa countries), and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used, the words “anticipates,” “believes,” “expects,”“may,”“should,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Tony Hawk, Hawk, Liz Lange, Completely Me, Sideout and Carole Little branded products, the Company’s dependence on Target for most of the Company’s revenues and the Company’s dependence on its key management personnel. The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2014, and in its periodic reports on Forms 10-Q and 8-K.

Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

Cherokee Global Brands Jason Boling, CFO 818-908-9868	Addo Communications Patricia Nir/Kimberly Esterkin 310-829-5400

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

               Unaudited

(amounts in thousands, except share and per share amounts)

	November 1, 2014	February 1, 2014
Assets
Current assets:
Cash and cash equivalents	$5,026	$3,634
Receivables	8,375	6,056
Income taxes receivable	226	252
Prepaid expenses and other current assets	397	293
Deferred tax asset	239	239
Total current assets	14,263	10,474
Trademarks, net	40,043	40,683
Deferred tax asset	1,505	1,678
Property and equipment, net	1,355	1,222
Other assets	50	54
Total assets	$57,216	$54,111

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrueds	$1,701	$2,206
Current portion of long term debt	7,308	6,991
Income taxes payable	686	212
Deferred revenue—current	20	94
Accrued compensation payable	922	277
Total current liabilities	10,637	9,780
Long term liabilities:
Long term debt	19,663	25,144
Income taxes payable	447	1,179
Other non-current	110	109
Total liabilities	30,857	36,212
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,433,233 issued and outstanding at November 1, 2014 and 8,403,500 issued and outstanding at February 1, 2014	169	167
Additional paid-in capital	22,209	21,069
Retained earnings/(deficit)	3,981	(3,337)
Total stockholders’ equity	26,359	17,899
Total liabilities and stockholders’ equity	$57,216	$54,111

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(amounts in thousands, except per share amounts)

	Three Months ended		Nine Months ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013

Royalty revenues	$8,706	$6,684	$27,431	$22,232
Selling, general and administrative expenses	4,663	4,162	14,042	12,961
Amortization of trademarks	233	(100)	699	712

Operating income	3,810	2,622	12,690	8,559

Other income (expense):
Interest (expense)	(201)	(116)	(653)	(371)
Interest income and other income (expense), net	(2)	(2)	(3)	3

Total other income (expense), net	(203)	(118)	(656)	(368)

Income before provision for income taxes	3,607	2,504	12,034	8,191

Income tax provision	1,291	941	3,874	3,068

Net income	$2,316	$1,563	$8,160	$5,123

Basic earnings per share	$0.27	$0.19	$0.97	$0.61

Diluted earnings per share	$0.27	$0.19	$0.96	$0.61

Weighted average shares outstanding:
Basic	8,424	8,396	8,411	8,394

Diluted	8,566	8,408	8,490	8,406

Dividends declared per share	$0.00	$0.10	$0.10	$0.30